UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2024

CCC Intelligent Solutions Holdings Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-39447	98-1546280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 N. Green Street, 9th Floor

Chicago, IL 60607

(Address of Principal Executive Offices, including Zip Code)

(800) 621-8070

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCCS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 19, 2024, CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”), CCC Intelligent Solutions Inc., a Delaware corporation and an indirect, wholly owned subsidiary of CCC (“CCCIS”), Edison Merger Sub I Inc., a Delaware corporation and a direct, wholly owned subsidiary of CCCIS (“Merger Sub I”), Edison Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CCCIS (“Merger Sub II”), EvolutionIQ Inc., a Delaware corporation (“EvolutionIQ”), and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the EvolutionIQ equityholders, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”).

Merger Structure

Pursuant to the terms of the Merger Agreement, (a) Merger Sub I will be merged with and into EvolutionIQ, pursuant to which the separate corporate existence of Merger Sub I will cease, and EvolutionIQ will continue as the surviving corporation and as a direct, wholly owned subsidiary of CCCIS (in such capacity, EvolutionIQ is sometimes referred to herein as the “First Step Surviving Corporation”) (the “First Merger”) and (b) immediately after the First Merger, the First Step Surviving Corporation will merge with and into Merger Sub II, pursuant to which the separate corporate existence of the First Step Surviving Corporation will cease, and Merger Sub II will continue as the surviving entity and as a direct, wholly owned subsidiary of CCCIS (the “Second Merger” and collectively with the First Merger, the “Merger”).

Merger Consideration

Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), each share of EvolutionIQ capital stock issued and outstanding and each EvolutionIQ vested option that is outstanding and unexercised will be cancelled in exchange for aggregate consideration of $730 million, subject to certain adjustments (the “Total Merger Consideration”), which will consist of (a) approximately 59.5% in cash (the “Cash Consideration”) and (b) approximately 40.5% in shares of the Company’s common stock (the “Stock Consideration”) to be calculated based on a floating exchange ratio using the volume-weighted average price of the Company’s common stock for the 9-trading day period (as may be adjusted) ending on and including the trading day prior to the date of the Closing (subject to a 15% collar relative to the volume weighted-average price of the Company’s common stock for the 10-trading day period ending on and including the date of the Merger Agreement); provided that (i) the EvolutionIQ equityholders who are not accredited investors will receive all of their merger consideration in cash, (ii) the Stock Consideration issued to certain members of EvolutionIQ management and representing 40.5% of their respective total consideration will be subject to vesting requirements and transfer restrictions such that (x) 50% will vest on the first anniversary of Closing and (y) the remaining 50% will vest on the second anniversary of Closing, and (iii) the relative portions of the Cash Consideration and the Stock Consideration may be subject to adjustments based on a formula set forth in the Merger Agreement if the Stock Consideration represents less than 40.5% of the transaction consideration (based on the numerical average of the high and low trading prices for the Company’s common stock on the date of the Closing).

In addition to the aggregate consideration payable in exchange for EvolutionIQ capital stock and vested options, each EvolutionIQ unvested option and restricted stock award will be cancelled and exchanged into the Company’s restricted stock units or restricted stock, respectively, with equivalent value and substantially the same vesting schedule; provided that certain members of EvolutionIQ management will forfeit a portion of their unvested options.

Closing Conditions

Consummation of the Merger is subject to customary closing conditions, including (a) the absence of any law or order preventing or making illegal the consummation of the Merger, (b) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), which has already expired, (c) approval from EvolutionIQ stockholders, which has already been obtained, and (d) only with respect to the Company’s obligations to consummate the Merger, absence of material adverse effect on EvolutionIQ.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties (subject to customary materiality qualifiers) and customary covenants. Certain fundamental and tax-related representations and warranties of EvolutionIQ survive until 60 days following the applicable statute of limitations, certain representations and warranties of EvolutionIQ related to ownership of intellectual property and non-infringement survive for three years following the Closing, and general representations and warranties survive until the later of (a) the 12-month anniversary of the date of the Closing and (b) the completion of the Company’s first full audit cycle following the Closing.

A portion of the Cash Consideration will be held in (a) a purchase price adjustment escrow account to provide the Company with recourse for working capital adjustment deficits and (b) an indemnification escrow account to (i) provide the Company with additional recourse for working capital adjustment deficits and (ii) secure certain indemnification obligations of EvolutionIQ equityholders. Under the terms of the Merger Agreement, the Company has agreed to use reasonable best efforts to file a Resale Registration Statement on Form S-3 covering the resale of the Company’s common stock to be issued to eligible EvolutionIQ equityholders no later than the fifth business day following the date of the Closing.

Termination Rights

The Merger Agreement may be terminated (a) by mutual agreement, (b) by the Company or EvolutionIQ if the Closing does not occur by February 6, 2025, (c) by the Company or EvolutionIQ if there is a law or order that prohibits, prevents or makes illegal the Merger, (d) by the Company in the event of EvolutionIQ’s material uncured breach, (e) by EvolutionIQ in the event of the Company’s material uncured breach or (f) by the Company if approval from EvolutionIQ stockholders is not obtained within 24 hours following the date of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to, and solely for the benefit of, each other and may apply contractual standards of materiality that are different from materiality under applicable securities laws. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the parties delivered in connection with signing of the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement, are modified in important part by the underlying disclosure schedules and qualified as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Stock Consideration is incorporated by reference into this Item 3.02. The shares of common stock, par value $0.0001 per share, of the Company comprising the Stock Consideration will be issued in reliance on the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On December 20, 2024, the Company issued a press release announcing the signing of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

Also on December 20, 2024, the Company issued a press release announcing that its Board of Directors has authorized a share repurchase program of up to $300 million. The press release announcing such authorization is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Cautionary Statements Regarding Forward Looking Statements

This current report on Form 8-K (this “Current Report”) contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report include, but are not limited to, statements regarding future use and performance of CCC’s and EvolutionIQ’s digital solutions, the anticipated benefits of the transaction, expected synergies resulting from the transaction, the expected timing to close the transaction and the likelihood and ability of the parties to successfully consummate the transaction. We cannot assure you that the forward-looking statements in this Current Report will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, competition, including technological advances and new products marketed by competitors; changes to applicable laws and regulations; and other risks and uncertainties, including those included under the header “Risk Factors” in CCC’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed February 28, 2024, which can be obtained, without charge, at the SEC’s website (www.sec.gov). The forward-looking statements in this Current Report represent our views as of the date of this Current Report. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

2.1*	Agreement and Plan of Merger and Reorganization, dated December 19, 2024, by and among the Company, CCC Intelligent Solutions Inc., Edison Merger Sub I Inc., Edison Merger Sub II, LLC, EvolutionIQ Inc., and Shareholder Representative Services LLC.

99.1	Press Release, dated December 20, 2024, issued by the Company announcing the signing of the Merger Agreement.

99.2	Press release, dated December 20, 2024, issued by the Company announcing authorization of share repurchase program.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Company agrees to furnish supplementally a copy of any omitted annexes, schedules or exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

Date: December 23, 2024

	By:	/s/ Brian Herb
	Name:	Brian Herb
	Title:	Executive Vice President, Chief Financial and Administrative Officer